Exhibit 8.1

2001 ROSS AVENUE DALLAS, TEXAS	AUSTIN BAKU
75201-2980	DALLAS
214.953.6500	DUBAI
FAX 214.953.6503	HONG KONG
HOUSTON
LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON
July 21, 2006
Crosstex Energy, L.P.
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel to Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling unitholders named in the Registration Statement, from time to time pursuant to Rule 415 under the Securities Act, of (i) 6,414,820 senior subordinated series C units representing limited partner interests of the Partnership (the “Senior Subordinated Series C Units”) and (ii) 6,414,820 common units representing limited partner interests of the Partnership (the “Common Units”) into which the Senior Subordinated Series C Units will automatically convert. At your request, this opinion is being furnished to you for filing as Exhibit 8.1 to the Registration Statement.
     In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” (the “Discussion”) in the prospectus contained in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the Discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and this opinion contained in the Discussion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.